SCHEDULE 14C
                               (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

	Information Statement Pursuant to Section 14(c) of the
                      Securities Exchange Act of 1934
Check the appropriate box:

[x]  Preliminary Information Statement  [ ] Confidential, for use of the
[ ]  Definitive Information Statement         Commission only


                                 Centale, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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  2)	Aggregate number of securities to which transaction applies:

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        Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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  5)	Total fee paid:

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
                                 CENTALE, INC.
                       6700 North Andrews Ave., Suite 605
                          Fort Lauderdale, FL  33309


                            INFORMATION STATEMENT

To the Stockholders:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the common stock of Centale, Inc. have given their written consent to a resolution adopted by the Board of Directors of Centale to amend the certificate of incorporation of Centale to increase the authorized common stock from 25,000,000 common shares to 250,000,000 common shares; and to increase the authorized preferred stock from 5,000,000 preferred shares to 10,000,000 preferred shares.

     We anticipate that this Information Statement will be mailed to shareholders on October 26, 2005. On or after November 15, 2005, the amendment to the certificate of incorporation will be filed with the New York Department of State and become effective.

     New York's Business Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent, if the issuer's certificate of incorporation authorizes such action. Centale's certificate of incorporation authorizes shareholder action by majority consent. Accordingly, Centale will not hold a meeting of its share-holders to consider or vote upon the amendment of Centale's certificate of incorporation.

                      WE ARE NOT ASKING YOU FOR A PROXY.
                  YOU ARE REQUESTED NOT TO SEND US A PROXY.

October 26, 2005	Patrick T. Parker, Chief Executive Officer

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this share-holder action at the close of business on June 23, 2005 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 25,000,000 shares of common stock, par value $0.01 per share, each of which is entitled to one vote. On the Record Date, there were 17,556,000 shares of common stock issued, outstanding and entitled to vote.

     The following table sets forth the number of shares of common stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of Centale's voting stock, as well as the ownership of such shares by our Chief Executive Officer, Patrick T. Parker, and by each member of Centale's Board of Directors. It also sets forth the shares beneficially owned by Centale's officers and directors as a group.

Name and Address of      Amount and Nature of             Percent
Beneficial Owner(1)      Beneficial Ownership             of Class
------------------------------------------------------------------------------
Patrick T, Parker          5,193,000 (2)                    29.6%
Juan C. Ferreira           1,123,000                         6.4%
Jack Dhariwal                200,000 (3)                     1.1%
Jon DeYoung                1,207,000                         6.9%
Daniel Robbie                298,400                         1.7%
Kenneth Keller               879,250 (4)                     5.0%
Bruce Gray                   175,000 (5)                     1.0%

All officers and directors
 as a group (8 persons)    9,275,000                        52.8%

Donna Wier                 1,730,000 (6)                     9.9%
 1699 Sweet Road
 East Aurora, NY 14052

Jan & Beverly Fisher       1,150,000                         6.6%
 15 Bannock Court
 Suffern, NY 10901
_____________________________

(1) The address of each shareholder, unless otherwise noted, is c/o Centale, Inc. 6700 N. Andrews Ave., Suite 605, Ft. Lauderdale FL 33309.

(2) Includes 60,000 shares owned by Mr. Parker's spouse and 5,000 shares owned by his daughter.

(3) Includes 200,000 shares owned by Netsmartz LLC, of which Mr. Dhariwal is a member.

(4)  Includes 45,000 shares owned by Mr. Keller's minor sons.

(5)  Includes 125,000 shares owned by Mr. Gray's spouse.

(6) Includes 289,800 shares owned by Ms. Wier's minor children or by Ms. Wier as custodian for her minor children.

                AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                   TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of Centale has unanimously adopted a resolution to increase from 25,000,000 to 250,000,000 the number of shares of Common Stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of Centale's outstanding voting stock have given their written consent to the resolution. We will file the Amendment with the Department of State of New York on or after November 15, 2005, and it will become effective on the date of such filing (the "Effective Date").

     The primary purposes of the increase in authorized common stock are
     (a) to enable Centale to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan, (b) to enable Centale to engage in corporate acquisitions and joint ventures, and (c) to enable Centale to offer equity incentives to candidates for positions in management. Centale has not to date entered into any agreement to issue the additional shares, and is not at this time engaged in negotiation of any acquisition or joint venture in which the shares would be used.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 225,000,000 shares of Common Stock without having to obtain the approval of Centale's shareholders. New York law requires that the Board use its reasonable business judgment to assure that Centale obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Centale. The issuance of the additional shares could also result in the dilution of the value of common shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Centale Common Stock.

     The amendment of the Certificate of Incorporation to increase the authorized Common Stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Centale. Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of Centale. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Centale unattractive to the party seeking control of Centale. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED PREFERRED STOCK

     The Board of Directors of Centale has unanimously adopted a resolution to increase from 5,000,000 to 10,000,000 the number of shares of Preferred Stock authorized by the Certificate of Incorporation. The authorized preferred shares are "blank check" shares, meaning that the Board of Directors has the authority to determine the rights, preferences and limitations associated with the shares, without having to seek a vote of shareholders. The holders of shares representing a majority of Centale's outstanding voting stock have given their written consent to the resolution. We will file the Amendment with the Department of State of New York on or after November 15, 2005, and it will become effective on the date of such filing (the "Effective Date").

     The primary purposes of the increase in authorized preferred stock are
     (a) to enable Centale to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan, and (b) to enable Centale to engage in corporate acquisitions and joint ventures. Centale has not to date entered into any agreement to issue the additional shares, and is not at this time engaged in negotiation of any acquisition or joint venture in which the shares would be used.

     After the Effective Date, the Board of Directors will be authorized to issue 10,000,000 shares of Preferred Stock without having to obtain the approval of Centale's shareholders. The Board has the authority under Centale's Certificate of Incorporation to provide for the issuance of its Preferred Stock in one or more series, and to establish the number of shares in each series and the designations, relative rights, preferences and limitations of the shares in each series. New York law requires that the Board use its reasonable business judgment in determining the rights and preferences of the Preferred Stock, as well as the price of the shares. Nevertheless, preferred stock typically has certain rights and preferences greater than those associated with common stock. Therefore, the issuance of the Preferred Stock by Centale could result in the dilution of the value of common shares now outstanding, if the rights and preferences associated with the Preferred Stock were more favorable to the holders of the Preferred Stock than the rights and preferences associated with Centale common stock.

     The amendment of the Certificate of Incorporation to increase the authorized Preferred Stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Centale. Nevertheless, the power of the Board of Directors to provide for the issuance of shares having rights and preferences to be determined by the Board without shareholder approval has potential utility as a device to discourage or impede a takeover of Centale. In the event that a non-negotiated takeover were attempted, the private placement of preferred stock into "friendly" hands, or the issuance of preferred stock upon terms very favorable to the preferred shareholder, for example, could make Centale unattractive to the party seeking control of Centale. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                               No Dissenters Rights

     Under New York law, shareholders are not entitled to dissenters' rights with respect to the transactions described in this Information Statement.

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